SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act

                                 June 2, 2000
                                Date of Report
                      (Date of Earliest Event Reported)



                   INTERACTIVE MARKETING TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

                           3575 CAHUENGA BLVD. WEST
                                  SUITE 390
                         HOLLYWOOD, CALIFORNIA 90680
                   (Address of principal executive offices)

                                (323) 874-4484
                        Registrant's telephone number

          NEVADA                    0-29019                 22-3617931
   (State or other          (Commission File Number)     (I.R.S. Employer
   jurisdiction of                                       Identification No.)
   incorporation)

ITEM 5: OTHER EVENTS

      On June 2, 2000, we terminated the Stock Acquisition and Exchange Agreement with E-Pawn.com, Inc., dated April 15, 2000. The Agreement was terminated due to lack of performance by E-Pawn. As a result, we will not receive $5 million in capital funding, nor will we or our shareholders acquire any interest in Ubuynetwork.com.

      Management intends to continue to seek additional sources of funding and other relationships to increase our Internet presence, but we have not reached any agreement or definitive understanding with any person concerning such funding or relationships at this time.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned who is duly authorized.





      /s/ Sandy Lang                                        6/7/00
By: _______________________________________       Date: _________________
      Sandy Lang, President